SECURITIES AND EXCHANGE COMMISSION
                                           WASHINGTON, DC 20549




                                                FORM 8-K/A

                                              CURRENT REPORT
                                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                                       SECURITIES AND EXCHANGE ACT


        Date of report (Date of earliest event reported):September 19, 2001


                                         DATAMETRICS CORPORATION
                            (Exact Name of Registrant as Specified in Charter)


    Delaware                          8567                       95-3545701
(State or Other Jurisdiction     (Commission                (IRS Employer
 of Incorporation)               File Number)               Identification No.)

         1717 Diplomacy Row, Orlando, FL                       32809
   (Address of Principal Executive Offices)                  (Zip Code)


      Registrant's telephone number, including area code: (407) 251-4577

















Item 4.  Changes in Registrant's Certifying Accountant.

     Effective September 20, 2001, the Company engaged Davis Monk & Company as its independent accountants. On September 19, 2001, the Company's former independent accountants, BDO Seidman, LLP, resigned as independent accountants of the Company. The change of independent accountants was approved by the Board of Directors of the Company.

     During the Company's last two fiscal years and any subsequent interim periods, there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

     The reports of the former principal accountants on the financial statements of the Company for the years ended October 31, 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, the reports for each year contained an explanatory paragraph discussing conditions that raise substantial doubt about the Company's ability to continue as a going concern.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

         16.1 Letter regarding change in certifying public accountant.


                                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


October 5, 2001                      DATAMETRICS CORPORATION

                                     By: /s/ Phillip Lambert
                                     Phillip Lambert, Chief Accounting Officer